Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and among

ENROCHEM UK, LTD.,

AFH ACQUISITION IX, INC.

and

AFH HOLDING & ADVISORY LLC

DATED AS OF AUGUST 30, 2017

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of August 30, 2017 by and among Enrochem UK, LTD., an English limited company (“Buyer”), AFH Acquisition IX, Inc., a Delaware corporation (the “Corporation”), and AFH Holding & Advisory LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, the Seller owns Five Million (5,000,000) shares of Common Stock of Corporation (the “Acquired Shares”), which shares represent all of the issued and outstanding shares of the Corporation’s stock; and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from the Seller, in each case subject to the terms and conditions set forth in this Agreement, the Acquired Shares (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

“Acquired Shares” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or one or more Affiliates thereof. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) any day on which the New York Stock Exchange is closed for trading.

“Buyer” has the meaning set forth in the preamble of this Agreement.

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“Buyer Disclosure Letter” means the disclosure letter delivered by Buyer to Corporation and Seller concurrently with the execution and delivery of this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.2.

“Claimant” has the meaning set forth in Section 7.7(a).

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Common Stock” has the meaning set forth in Section 4.3.

“Consent” means any filing with, notice to, or approval, consent, ratification or waiver from, any Person.

“Contract” means any written agreement, contract, obligation, promise, or undertaking that is legally binding.

“Corporation” has the meaning set forth in the Recitals of this Agreement.

“Corporation Balance Sheet” means the balance sheet of the Corporation dated July 31, 2016 set forth in the Corporation’s September 15, 2016 Form 10-Q.

“Corporation Financial Statements” has the meaning set forth in Section 4.4(b).

“Corporation Insurance Policies” has the meaning set forth in Section 4.12.

“Corporation Registered Intellectual Property” means all worldwide patents and patent applications, trademark registrations and copyright registrations, and applications for trademark and copyright registrations, in each case that are owned by Corporation.

“Damages” has the meaning set forth in Section 7.2.

“Delinquent SEC Reports” has the meaning set forth in Section 4.4.

“Family” means, with respect to an individual, the individual and the individual’s (i) parents, (ii) spouse, (iii) children, and (iv) siblings.

“FINRA” means the Financial Industry Regulatory Authority, Inc. (including its predecessor organizations).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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“Governmental Body” means any:

(a)       nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)       federal, state, local, municipal, foreign, or other government;

(c)       governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)       multi-national organization or body;

(e)       exchange or clearing house; or

(f)       body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing Authority or power of any nature.

“Intellectual Property” means the following: (a) copyrights, registrations, works of authorship, expressions, designs and design registrations, and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, web addresses, web pages, websites and related content, logos, trade dress, and registrations and applications for registrations thereof, (c) patents and patent applications, (d) Software, and (e) trade secrets and confidential and proprietary information, including data, ideas, designs, discoveries, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“IRC” means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge” means, with respect to any entity, as to a particular fact or other matter, the actual knowledge of any member of the senior management or the board of directors or similar governing body of such entity.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, self-regulatory organization, exchange, clearing house or other administrative law, statute, regulation, constitution, ordinance, principle of common law, or treaty.

“Liabilities” means, with respect to a Person, any and all debts, liabilities or obligations of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Lien” means any mortgage, lien, security interest, pledge, hypothecation, encumbrance, restriction, reservation, encroachment, infringement, easement, conditional sale agreement, title retention or other security arrangement, defect of title, adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest.

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“Material Contracts” has the meaning set forth in Section 4.11.

“NFA” means the National Futures Association.

“Order” means any award, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Body.

“Ordinary Course of Business” means, with respect to a Person, an action taken by such Person in the ordinary course of the normal day-to-day operations of such Person, consistent with past practice.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and limited liability company operating agreement of a limited liability company; (e) any other charter, trust documents, or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (f) any stockholders agreement or similar arrangement among security holders; and (g) any amendment to any of the foregoing.

“Permitted Liens” means Liens (a) for Taxes or other governmental charges not yet due and payable; (b) carriers, warehousemen, mechanics, laborers or other similar Liens created by statute and incurred in the Ordinary Course of Business for sums not yet due; or (c) Liens involving restrictions on transfer arising under the Organizational Documents of the issuer or securities or under federal or state securities laws, in each case of clause (a), (b) and (c) to the extent the related Liability is reflected in the Corporation financial statements.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Preferred Stock” has the meaning set forth in Section 4.3.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.2.

“Registered Intellectual Property” means Intellectual Property that has been registered with, or for which an application for registration has been submitted to the United States Patent and Trademark Office (or any corresponding state agency), the United States Copyright Office or any domain name registrar.

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“Regulatory Documents” means (i) any monthly or annual reports and any disclosure document required to be filed by or on behalf of any Fund under applicable FINRA, NFA, or other Governmental Bodies’ rules and regulations, and (ii) any periodic reports and any registration statements required to be filed by or on behalf of any fund with the SEC in accordance with applicable federal securities laws.

“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Retainer Amount” means an amount equal to $10,000.00, payable to Brian Rusywick for the preparation and submission of the Delinquent SEC Reports.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.4(a).

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 7.3.

“Software” means any instruction or set of instructions that is used (e.g., read, compiled, processed or manipulated) by, in or on any equipment, including application programming interfaces, source code and object code versions of applications programs, operating system software, software tools, computer software languages and utilities software; in each case, in whatever form or media, including the tangible media upon which they are recorded or printed, together with all corrections, improvements, enhancements, modifications, updates and releases thereof prior to the Closing.

“Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local or foreign net or gross income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Tax Return” means any return, declaration or report relating to Taxes due, any information return with respect to Taxes, or other similar report, statement, declaration or document required to be filed under any law, regulation or similar in respect of Taxes, any amendment to any of the foregoing, any claim for refund of Taxes paid, and any attachments, amendments or supplements to any of the foregoing.

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“Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

“Third Party Claim” has the meaning set forth in Section 7.7(a).

“Third Party Claim Notice” has the meaning set forth in Section 7.7(a).

“Transaction” has the meaning set forth in the Recitals.

ARTICLE II
PURCHASE AND SALE OF Acquired SHARES; CLOSING

2.1       Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, assign, transfer, convey, and deliver the Transaction Shares to Buyer, and Buyer will purchase all of Seller’s right, title, and interest in the Transaction Shares, in each case, free and clear of any Liens, in exchange for the Purchase Price described in Section 2.2.

2.2       Purchase Price. On and subject to the terms and conditions of this Agreement, in consideration of the sale and purchase of the Transaction Shares pursuant to Section 2.1, Buyer agrees to pay to Seller the aggregate amount of Seven Hundred Fifty Thousand United States Dollars ($750,000) (the “Purchase Price”) of which (a) $600,000 shall be been deemed to have been paid by Buyer prior to the Closing and (b) the remaining balance of $150,000 shall be paid at the Closing by wire transfer of immediately available funds, payable to Seller to the account set forth on Annex I attached hereto.

2.3       Closing. The closing of the purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Eversheds Sutherland (US), LLP, 700 6th Street., NW, Suite 700, Washington, D.C. (or such other place as the parties may agree), on August 30, 2017 (the “Closing Date”).

2.4       Closing Obligations. At the Closing:

(a)       Seller will deliver to Buyer:

(i)	Certificates representing the Transaction Shares, free and clear of all Liens, duly endorsed (or accompanied by duly executed stock powers or other instruments of transfer duly executed in blank) with all required stock transfer tax stamps affixed thereto for transfer to Buyer; and

(ii)	Such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the Transaction.

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(b)       Corporation will deliver to Buyer:

(i)	A certificate executed by Corporation’s corporate secretary (or equivalent officer) certifying that attached thereto are true and complete copies of all resolutions adopted by the Corporation’s board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction;

(ii)	A certificate of good standing (or its equivalent) for Corporation from the Secretary of State of the State of Delaware;

(iii)	A written instruction from Corporation to the Corporation’s stock transfer agent instructing the stock transfer agent to register the transfer of the Acquired Shares from Seller to Buyer and remove Seller as a stockholder of the Corporation and record Buyer as the sole stockholder of the Corporation, duly executed by Corporation and such stock transfer agent, in form and substance satisfactory to Buyer;

(iv)	The written resignation of all officers and directors of Corporation, in form and substance satisfactory to Buyer;

(v)	Written evidence of the termination of all indebtedness and liabilities of Corporation to Seller and its Affiliates, in form and substance satisfactory to Buyer;

(vi)	A assignment agreement evidencing the sale of the Acquired Shares by Seller to Buyer pursuant to the terms of this Agreement, in form and substance satisfactory to Buyer; and

(vii)	Such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the contemplated Transaction.

(c)       Buyer will deliver to Corporation:

(i)	A certificate of the Buyer’s corporate secretary (or equivalent officer) certifying that attached thereto are true and complete copies of all resolutions adopted by the Buyer’s board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction;

(ii)	Evidence of good standing (or its equivalent) for Buyer from the Registrar of Companies for England and Wales; and

(iii)	Such other documents or instruments as Corporation reasonably requests and are reasonably necessary to consummate the contemplated Transaction.

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(d)       Buyer will deliver to Seller:

(i)	The Purchase Price by wire transfer to Seller as set forth in Section 2.2 above; and

(ii)	Such other documents or instruments as Seller reasonably request and are reasonably necessary to consummate the Transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1       Organization; Good Standing. Seller has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3.2       Ownership. Seller is the sole record holder of and sole beneficial owner of the Acquired Shares and the Acquired Shares constitute all of the shares of Common Stock of the Corporation owned by Seller. Seller has good and valid title to the Acquired Shares free and clear of all Liens, other than Permitted Liens. Other than this Agreement, Seller is not a party to, or bound by, any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Acquired Shares of the Corporation. Seller has not assigned to any Person any claims which it has, may have in the future, or has had, arising out of or relating to any rights of the Acquired Shares as an owner of the Acquired Shares and Seller is not a party to, or bound by, any voting trust, proxy, or other agreement or understanding with respect to the voting of the Acquired Shares.

3.3       Authority. Seller has all requisite power and authority to execute and deliver this Agreement and to transfer and sell the Acquired Shares as contemplated by this Agreement, and to carry out the provisions of this Agreement. All action on the part of Seller necessary for the authorization, execution and delivery of this Agreement by Seller, and the performance of all obligations of Seller hereunder has been taken. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Legal Requirements of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

3.4       Valid Transfer. Upon transfer to the Buyer of the Acquired Shares held by Seller in accordance with the terms of this Agreement for the consideration expressed herein, Seller will have transferred to the Buyer good title to the Acquired Shares free and clear of all Liens.

3.5       Compliance with Other Instruments. The execution, delivery and performance by Seller of this Agreement will not give rise to a right of any party to enjoin the transactions contemplated hereunder pursuant to the terms of any mortgage, indenture, contract, lease, agreement, instrument, judgment, decree, order or writ to which Seller is a party, by which Seller is bound.

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3.6       Legal Proceedings. There are no Proceedings pending or, to Seller’s knowledge, threatened against or by Seller or any Affiliate of Seller, that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement, or that would result in a Lien upon the Acquired Shares. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF Corporation

Corporation hereby represents and warrants to Buyer as follows:

4.1       Organization; Good Standing.

(a)       Corporation is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business and its operations as they are now being conducted. The Corporation is duly qualified or licensed and in good standing to conduct its business in each jurisdiction where the character of the properties owned, leased or operated by it with respect to the business or the nature of the business makes such qualification or licensing necessary and the failure to obtain such qualification or license would be materially adverse to the business of the Corporation.

(b)       The Corporation has no Subsidiaries.

(c)       The Corporation has delivered or made available to Buyer copies of the Organizational Documents of Corporation, as currently in effect.

4.2       Authority; No Conflict.

(a)       Corporation has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the Transaction, have been duly authorized by all requisite corporate action on the part of Corporation, and, assuming that this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid, and binding obligation of Corporation, enforceable against Corporation in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.

(b)       The execution, delivery and performance by the Corporation of this Agreement and the other transaction documents to which the Corporation is a party and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, lapse of time or both): (a) will not conflict with any provision of the Corporation’s Organizational Documents; (b) will not conflict with, violate, result in a breach of, or constitute a default under, any Legal Requirement; (c) do not require the Consent (i) of any Governmental Body or any other Person under applicable Legal Requirement or (ii) under any Contract; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under the terms of, any license issued to Corporation; or (e) result in the creation or imposition of any Lien against or upon any of its assets.

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(c)       Corporation will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated by this Agreement.

4.3       Capitalization. The authorized equity securities of Corporation consist of 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). 5,000,000 shares of Common Stock, which constitute all of the Acquired Shares, and no shares of Preferred Stock are issued and outstanding. The Acquired Shares constitute 100% of the outstanding equity securities of the Corporation and all of the Acquired Shares are held of record by the Seller. All of the outstanding equity securities of Corporation have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts to which Corporation is a party relating to the issuance, sale, or transfer of any equity securities or other securities by Corporation.

4.4       SEC Reports; No Undisclosed Liabilities.

(a)       Except for the Corporation’s (i) October 31, 2016 Form 10-K, (ii) January 31, 2017 Form 10-Q, and (iii) April 30, 2017 Form 10-Q (collectively, the “Delinquent SEC Reports”), Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and the rules and regulations thereunder (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       There are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of the Corporation included in the SEC Reports (“Corporation Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Corporation Financial Statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in the Corporation Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Corporation as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(c)       Since the filing of the September 15, 2016 Form 10-Q, the Corporation has, and has had, no Liabilities, contingent or otherwise. Notwithstanding anything to the contrary contained in the Corporation’s September 15, 2016 Form 10-Q, the Corporation has no Liabilities, contingent or otherwise.

(d)       Seller has paid the Retainer Amount to Brian Rusywick, CPA and such Retainer Amount will reduce any amounts payable by the Corporation to Brian Rusywick, CPA after the Closing in an amount equal to the Retainer Amount.

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4.5       Title to Properties; Liens. The Corporation does not own, hold any leasehold interest in, or have any other interest in, any real property. The Corporation owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned by it in the Corporation’s books and records, including all of the properties and assets reflected in the Corporation Balance Sheet. All material properties and assets reflected in the Corporation Balance Sheet are free and clear of all Liens, other than Permitted Liens.

4.6       Taxes.

(a)       Corporation has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements; (ii) all such Tax Returns were correct and complete in all material respects; (iii) the Corporation has delivered or made available to Buyer copies of all such Tax Returns relating to income Taxes filed and (iv) the Corporation has paid all Taxes that have or may have become due (whether or not shown on any Tax Returns or pursuant to any assessment received by the Corporation or otherwise).

(b)       No United States federal and state income Tax Returns of the Corporation have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations. The Corporation has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Corporation or for which the Corporation may be liable.

(c)       The charges, accruals, and reserves with respect to Taxes on the respective books of the Corporation are adequate (determined in accordance with GAAP) and are at least equal to the relevant company’s Liability for Taxes with respect to all periods ending on or prior to the date hereof. There exists no proposed Tax assessment against the Corporation. All Taxes that the Corporation is required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d)       There is no Tax sharing or similar agreement that will require any payment by the Corporation to any other Person after the date of this Agreement.

4.7       Employees. The Corporation has no, and has not at any time had, any employees. Amir Heshmatpour is the sole officer and director of the Corporation.

4.8       Legal Proceedings; Orders.

(a)       There are no Proceedings pending or, to Corporation’s Knowledge, threatened against the Corporation, in each case, including, without limitation, that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Proceeding.

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(b)       There is no Order to which the Corporation is subject or to which the Corporation has been subject at any time; and no officer, director, or agent, the Corporation is subject to any Order that prohibits such officer, director, or agent from engaging in or continuing any conduct, activity, or practice relating to business activities of the Corporation.

(c)       The Corporation has not received, at any time, any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which the Corporation is or has been subject.

4.9       Compliance With Legal Requirements; Governmental Authorizations.

(a)	(i) Corporation and each of its Affiliates is, and at all times has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)       neither Corporation nor any of its Affiliates has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement.

(b)       Corporation has all Governmental Authorization necessary to conduct the business of the Corporation as currently conducted. Each such Governmental Authorization is valid and in full force and effect. The Corporation is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization that is held by the Corporation and necessary to conduct its business as currently conducted. The Corporation has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, in each case as may adversely affect its ability to operate its business following Closing. The Governmental Authorizations currently held by the Corporation constitute all of the Governmental Authorizations necessary to permit the Corporation to lawfully conduct and operate its business in the manner it is currently conducted and operated and to permit the Corporation to own and use its assets in the manner in which it currently owns and uses its assets.

4.10       Absence of Certain Changes and Events. Since the date of the Corporation Balance Sheet, the Corporation has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)       change in the Corporation’s authorized or issued capital stock or other equity securities; grant of any stock option or right to purchase shares of capital stock or other equity securities of the Corporation; issuance of any security convertible into such capital stock or other equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Corporation of any shares of any such capital stock or other equity securities; or, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other equity securities;

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(b)       amendment to the Organizational Documents of the Corporation;

(c)       sale, lease, or other disposition of any asset or property of the Corporation or mortgage, pledge, or imposition of any Lien on any material asset or property of the Corporation;

(d)       cancellation or waiver of any claims or rights of the Corporation;

(e)       material change in the accounting methods used by the Corporation; or

(f)       agreement, whether oral or written, by the Corporation to do any of the foregoing.

4.11       Contracts; No Operations

(a)       Corporation is not a party to and its assets are not bound by any Contract.

(b)       Corporation does not conduct any business operations or own any assets and at no time has the Corporation conducted any operations or owned any assets.

4.12       Insurance. There are no insurance policies to which the Corporation is a party or that provides coverage to the Corporation or any director or officer of the Corporation.

4.13       Intellectual Property. The Corporation owns no Registered Intellectual Property, and otherwise owns, or has a valid and subsisting license or right to use, all Intellectual Property used in, and material to, its business as currently conducted.

4.14       Brokers or Finders. None of the Corporation, its Affiliates, or any of their respective Representatives have incurred any Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the Transactions.

4.15       Interested Transactions. None of the Corporation’s directors, officers, and stockholders or any other Affiliate has been involved in any material business arrangement or relationship with the Corporation within the past twelve (12) months (other than in their capacity as a director or officer of the Corporation), and none of the Corporation’s directors, officers, stockholders or any other Affiliate owns any material asset, tangible or intangible, that is used in the business of the Corporation.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1       Organization of Buyer; Good Standing. Buyer has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.2       Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on the part of Buyer necessary for the authorization, execution and delivery of this Agreement by Buyer, and the performance of all obligations of Buyer hereunder has been taken. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Legal Requirements of general applicability relating to or affecting the rights of creditors generally and subject to Bankruptcy and Equity Exception.

5.3       No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the other transaction documents to which the Buyer is a party and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, lapse of time or both): (a) will not conflict with any provision of the Buyer’s Organizational Documents; (b) will not conflict with, violate, result in a breach of, or constitute a default under, any Legal Requirement; and (c) do not require the Consent (i) of any Governmental Body or any other Person under applicable Legal Requirement or (ii) under any Contract.

5.4       Legal Proceedings. There are no Proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer, that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Proceeding.

5.5       Brokers or Finders. Neither Buyer nor any of its Representatives have incurred any Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the Transactions.

5.6       Investment Intent. Buyer is acquiring the Acquired Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer acknowledges that the Acquired Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be transferred except in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

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ARTICLE VI
FURTHER AGREEMENTS OF THE PARTIES

6.1       Cooperation.

(a)       Following the Closing, each of the parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request in order to carry out the purposes of this Agreement, including vesting title in the Acquired Shares, free and clear of all Liens, to Buyer. Without limiting the foregoing, Seller shall, at Buyer’s expense, fully cooperate with Buyer, Corporation and the SEC to (a) prepare and file with the SEC of the Delinquent SEC Reports, (b) take all further actions required by the SEC in respect of the Delinquent SEC Reports, (c) take all actions as shall be necessary to prepare and file all other SEC Reports to the extent that they relate to the period prior to the Closing and (d) cause such Delinquent SEC Reports and such other SEC Reports to comply in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules thereunder, as applicable, and, when filed, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       The Corporation shall be responsible for the payment of all fees, costs and expenses, other than any penalties, incurred by the Buyer or the Corporation in connection with the preparation and filing of the Delinquent Reports.

6.2       Confidentiality. Subject to the requirements of applicable law, neither the Seller nor the Corporation on the one hand, nor the Buyer on the other hand shall, without the prior written consent of the other, disclose to any third-party (i) the terms of this Agreement or (ii) any non-public information disclosed in connection with the negotiation, preparation or performance of this Agreement, except in either case to such party’s affiliates and its and its affiliates’ employees, directors, officers, shareholders, managers, partners, advisors and other representatives who have a need to know such non-public information.

ARTICLE VII
INDEMNIFICATION; REMEDIES

7.1       Survival. Each of the representations and warranties of the Seller, the Corporation and the Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for a period ending ninety (90) days following the expiration of the applicable statute of limitations. All covenants, obligations, agreements or undertakings of the parties hereto set forth in this Agreement shall survive until fully performed and shall terminate and expire in accordance with their respective terms, except, in all cases, with respect to any Loss, claim or breach of which any Seller Indemnified Parties or Buyer Indemnified Parties shall have provided written notice in accordance with this Article VII, on or prior to the date that the applicable survival period ends, which shall survive until resolution thereof in accordance with this Article VII.

7.2       Indemnification and Payment of Damages by Seller. Seller shall indemnify and hold harmless Buyer and its Affiliates and its and their respective Representatives, stockholders, controlling persons (collectively, the “Buyer Indemnified Parties”) for the amount of any loss, Liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from (a) any breach of any representation or warranty of Seller in Article III of this Agreement (without regard to and without giving effect to any materiality or similar qualifiers contained herein), (b) any breach of any representation or warranty of the Corporation in Article IV of this Agreement (without regard to and without giving effect to any materiality or similar qualifiers contained herein); (c) any breach of any covenant or obligation of Seller or Corporation in this Agreement; and (d) any Delinquent SEC Reports.

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7.3       Indemnification and Payment of Damages By Buyer. The Buyer will indemnify and hold harmless Seller and Affiliates and its and their respective Representatives, stockholders and controlling persons (collectively, the “Seller Indemnified Parties”) for any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement (without regard to and without giving effect to any materiality or similar qualifiers contained herein), and (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

7.4       Additional Limitations. The rights of the Seller Indemnified Parties and Buyer Indemnified Parties to be indemnified under this Article VII shall be subject to the following limitations:

(a)       No party shall be entitled to recover Damages (i) for punitive, exemplary or special damages of any nature, (ii) for indirect or consequential damages, including damages for lost profit, lost business opportunity or damage to business reputation, or (iii) relating to or arising out of any act or omission of the indemnified party after the date of Closing.

(b)       In no event may a party recover any Damages under one section of this Agreement to the extent Damages with respect to the same matter have been previously recovered under any other section of this Agreement.

7.5       Exclusive Remedies. The remedies set forth in this Article VII shall be the exclusive remedies of the parties for any breach of this Agreement.

7.6       Characterization of Payments. Any payment made to Buyer Indemnified Parties or a Seller Indemnified Parties pursuant to this Article VII shall be treated as an adjustment of the Purchase Price for all purposes, including Tax purposes, to the maximum extent permitted by applicable Legal Requirements.

7.7       Procedure for Indemnification – Third Party Claims.

(a)       Promptly after receipt by an indemnified party under Section 7.2 or 7.3 (any such indemnified party, a “Claimant”) of notice of the commencement by a third party of any Proceeding against it (a “Third Party Claim”), such Claimant will, if a claim is to be made against an indemnifying party under such Section, promptly give notice to the indemnifying party (the “Indemnifying Party”) of the commencement of such Proceeding (a “Third Party Claim Notice”).

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(b)       If any Third Party Claim is brought against a party and such party gives Third Party Claim Notice to the Indemnifying Party of the commencement of the Proceeding forming the basis of the Third Party Claim, the Indemnifying Party shall have the right at its own expense (if any only if, the Indemnifying Party shall have confirmed in writing that it is fully obligated to the extent provided in this Agreement to indemnify the Claimant with respect to such Third Party Claim, and the Third Party Claim does not arise in connection with any criminal proceeding, action, indictment, allegation or investigation) to assume control of the defense of such Third Party Claim, and the Claimant shall reasonably cooperate with the indemnifying party with respect to the defense of such Third Party Claim; provided, however, that the Claimant shall be entitled to participate in any such defense with separate counsel at the expense of the Claimant if in the reasonable opinion of counsel to the indemnified parties a conflict or potential conflict exists between the indemnified parties and the indemnifying party that would make such separate representation advisable. If the Indemnifying Party declines or fails to assume the defense of the Third Party Claim on the terms provided above within thirty (30) days or, upon petition by the Claimant, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third Party Claim in good faith, then the Claimant may employ counsel (plus one local counsel in any jurisdiction in any single Third Party Claim if the Claimant determines in its reasonable discretion such local counsel is necessary) to represent or defend it in any such Third Party Claim and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one counsel (plus one local counsel in any jurisdiction in any single claim if the Claimant determines in its reasonable discretion such local counsel is necessary) for all Claimants in any jurisdiction in any single Third Party Claim. If the Indemnifying Party elects to assume control of the defense of any Third Party Claim and diligently pursues its resolution, then (i) the Claimant shall not settle or compromise the Third Party Claim, and (ii) the Indemnifying Party shall have the power and authority to settle, compromise or consent to the entry of judgment in respect of the Third Party Claim without the consent of the Claimant if the judgment or settlement results only in the payment by the Indemnifying Party of money damages (and the Indemnifying Party pays such amount in full, subject to limitations set forth in this Article VII) and includes an unconditional release of the Claimant from any and all Liability thereunder, and, in all other events, the Indemnifying Party shall not consent to the entry of judgment or enter into any settlement in respect of a Third Party Claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any Third Party Claim, then the Claimant may defend through counsel of its own choosing and in such manner as it reasonably deems appropriate, but the Claimant may only settle such Third Party Claim with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the failure of the Claimant to obtain such consent shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent that such Indemnifying Party is prejudiced by such failure. In any Third Party Claim with respect to which indemnification is being sought hereunder and in which the Claimant has assumed the defense of such Third Party Claim, the Indemnifying Party shall have the right to participate in such matter and to retain its own counsel at such Indemnifying Party’s own expense. The Indemnifying Party or the Claimant, as the case may be, shall at all times use its reasonable efforts to keep the Indemnifying Party or the Claimant, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter. The Claimant shall make available to the Indemnifying Party or its Representatives all records and other materials in the Claimant’s possession or control reasonably required by them for their use in contesting or defending any Third Party Claim.

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7.8       Procedure for Indemnification – Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

ARTICLE VIII
GENERAL PROVISIONS

8.1       Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation and execution of, and performance of its obligations under, this Agreement, including all fees and expenses of its Representatives.

8.2       Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Transaction will be made, if at all, at such time and in such manner as Buyer and Seller mutually agree, unless otherwise required by applicable Legal Requirements.

8.3       Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) Business Day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Corporation prior to Closing:

AFH Acquisition IX, Inc.

c/o AFH Holding & Advisory LLC

c/o CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attn: Jeffrey A. Rinde, Esq. and Amir Heshmatpour

Tel: +1-310-721-4391

Email: amirhesh@me.com

With a copy to:

CKR LAW LLP

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attn: Jeffery A. Rinde, Esq.

Tel: 212-259-7300

Email: jrinde@ckrlaw.com

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If to Seller:

AFH Holding & Advisory LLC

c/o CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attn: Jeffrey A. Rinde, Esq. and Amir Heshmatpour

Tel: +1-310-721-4391

Email: amirhesh@me.com

If to Buyer:

Enrochem UK, LTD.

c/o Enrochem PTE Ltd.

03-04

#UE Bizhub Central, 12 Ang Mo Kio, St. 64

Singapore 347773

Attn: Mr. Sam Kiani

Tel: +5-8119-8811

Email: kiani@enrochem.com

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth St. NW

Washington, DC 20001

Attention: William S. Dudzinsky, Esq.

Tel: (202) 383-0106

Email: williamdudzinsky@eversheds-sutherland.us

8.4       Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The courts of the State of Delaware in New Castle County and the United States District Court for the District of Delaware shall have jurisdiction over the Parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the Parties submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with this Section 8.4) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any Person other than the parties to this Agreement.

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8.5       Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.6       Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter, which shall, except as expressly contemplated by this Agreement, remain in full force and effect) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

8.7       Disclosure Letters. [Intentionally Omitted.]

8.8       Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights or obligation under this Agreement without the prior consent of the other parties. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to an Affiliate without the consent of Seller or the Corporation. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.9       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.10       Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

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8.11       Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument. Delivery of a signature page hereto by facsimile transmission or other method of electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

CORPORATION:

AFH ACQUISITION IX, INC.

By:
Name:
Title:

SELLER:

AFH HOLDING & ADVISORY LLC

By:
Name:
Title:

BUYER:

ENROCHEM UK, LTD.

By:
Name:
Title:

ANNEX 1

Wire Instructions